Exhibit 99.1

Contact:	Norman C. Chambers
President & Chief Operating Officer
(281) 897-7788

NCI BUILDING SYSTEMS ACHIEVES EARNINGS GUIDANCE FOR

FIRST-QUARTER FISCAL 2007

AFFIRMS FISCAL 2007 EARNINGS GUIDANCE IN RANGE OF $4.55 TO $4.80

ANNOUNCES BOARD AUTHORIZATION OF

NEW STOCK REPURCHASE PLAN OF UP TO 1 MILLION SHARES

HOUSTON (February 28, 2007) – NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the first quarter ended January 28, 2007. Sales increased 23% for the quarter to $359.3 million from $293.3 million for the first quarter of fiscal 2006. Net income for the first quarter of fiscal 2007 was $10.5 million, or $0.49 per diluted share, which included a $0.03 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes (the “Notes”). Excluding the impact of the Notes, adjusted net income per diluted share was $0.52, within the Company’s range of guidance for the quarter. Net income for the first quarter of fiscal 2006 was $12.9 million, or $0.62 per diluted share, which included a $0.02 dilutive impact from the Notes.

Norm Chambers, President and Chief Executive Officer of NCI, commented, “We were pleased to achieve our earnings guidance for the first quarter, a period about which we were correct to be cautious. Our Engineered Building Systems segment drove our results for the quarter, with sales growth of more than 80% and a more than doubling of operating income. This growth supported increased intersegment sales with both the Metal Components and Metal Coil Coating segments, which was more than offset by the impact of lower third-party sales at both of these businesses.

“While the business outlook for fiscal 2007 remains attractive, we now expect the combination of excess industry inventory and winter weather will affect our second quarter as it did the first, producing similar operating results. Consistent with our long-term focus on cost control and the value of a strong financial position, we have initiated an overhead expense reduction program targeting $15 million to $20 million for fiscal 2007. We are also reducing our capital expenditure plan for fiscal 2007 to approximately $50 million from our original budget of approximately $60 million. This latter decision reflects our determination to achieve our debt reduction goals, while maintaining stock repurchase flexibility and our commitment to the major manufacturing and engineering automation projects primarily being funded by our fiscal 2007 capital expenditures.

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports First-Quarter Results

February 28, 2007

“For the first quarter of fiscal 2007, Buildings sales increased 83% to $218.0 million, including an 89% increase in third party sales. While majority of this growth in this seasonally slow quarter was related to the acquisition of Robertson-Ceco Corporation (RCC) in April 2006, the operating leverage generated by this growth, combined with increased efficiencies captured through our integration initiatives, produced an increase in operating margin for third-party Buildings sales to 10% from 9% for the first quarter of fiscal 2006. We completed the first quarter with a backlog of $365 million, nearly double the backlog of $185 million at the end of the comparable prior-year quarter.

“Components sales were $157.0 million for the latest quarter, down from $174.8 million for the comparable quarter in fiscal 2006. As expected, the Components market had an oversupply of inventory during the quarter, and we responded with commercial discipline, which we continue to believe is in our best long-term interests as the market leader, in spite of the short-term impact. The Components operating margin on third-party sales, at 9% for the quarter compared with 14% for the first quarter of fiscal 2006, reflected the deleveraging effect of this sales reduction.

“Sales for the Coatings segment were $59.2 million for the first quarter of fiscal 2007 versus $63.3 million for the first quarter of fiscal 2006, even though intersegment volume primarily related to RCC rose 25% for the quarter. As anticipated, third-party sales included a greater level of tolling, again related to heavy industry inventory levels. Due primarily to the base-loading impact of greater intersegment sales, the Coatings operating margin on third party sales increased to 28% for the latest quarter from 15% for the first quarter of fiscal 2006.

“In addition to the normal seasonal sales impact, which has been magnified by severe winter weather, we expect the second quarter of fiscal 2007 will continue to be affected by excess inventory, which will challenge our ability to expand sales in Components and Coatings. As a result, we have established our guidance for earnings per diluted share for the second quarter in a range of $0.50 to $0.55. Our guidance excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock

“In spite of our outlook for the first half of fiscal 2007, our quoting activity has been consistent with industry expectations for continued growth during the seasonally busy part of the year, which coincides with the second half of our fiscal year. Among these industry expectations, the Dodge Report’s projected 2007 growth in industry square footage remains at 2% and dollar value at 6%. Based on our outlook for industry activity and our solid backlog, we continue to expect to produce 10% growth in tons shipped for the fiscal year and increase average plant utilization to approximately 80%. We also continue to expect our income tax rate for fiscal 2007 to be approximately 39%. Due to recent indications from steel producers, we now expect the average weighted cost of steel to increase as the fiscal year progresses.

“Based on these assumptions, we affirm our guidance for fiscal 2007 earnings per diluted share in a range of $4.55 to $4.80. Our guidance excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock.”

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

Mr. Chambers concluded, “As our guidance indicates, we expect the second half of fiscal 2007 to drive the fiscal year’s results consistent with historical patterns. In spite of expectations that the seasonally weak first half of the fiscal year will be somewhat below our original budgets, our substantial backlog, our cost reduction and capital expenditure initiatives and the completion of the Garco Building Systems acquisition all support our confidence in our ability to meet our guidance. The Company has made this confidence tangible through the Board’s authorization of a new 1 million share stock repurchase plan.”

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com or www.earnings.com beginning at 10:30 a.m. (Eastern Time) on Thursday, March 1, 2007. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2006, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 45 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	January 28, 2007	January 29, 2006
Sales	$359,303	$293,252
Cost of sales	271,619	220,843

Gross profit	87,684	72,409
	24.4%	24.7%

Selling, general and administrative expenses	63,649	49,698

Income from operations	24,035	22,711

Interest income	124	2,185
Interest expense	(7,292)	(4,176)
Other income, net	214	425

Income before income taxes	17,081	21,145
Provision for income taxes	6,628	8,252

	38.8%	39.0%

Net income	$10,453	$12,893

Net income per share:
Basic	$0.53	$0.64
Diluted	$0.49	$0.62

Average shares outstanding:
Basic	19,699	19,993
Diluted	21,214	20,652

Increase in sales	22.5%

Decrease in diluted earnings per share	-21.0%

Gross profit percentage	24.4%	24.7%

Selling, general and administrative expenses percentage	17.7%	17.0%

Income from operations percentage	6.7%	7.7%

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	January 28, 2007	October 29, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$10,695	$25,038
Accounts receivable, net	116,072	163,814
Inventories	187,932	160,208
Deferred income taxes	22,503	22,864
Prepaid expenses and other	10,533	11,054

Total current assets	347,735	382,978

Property and equipment, net	256,620	252,580

Goodwill	614,616	614,461
Other assets	52,944	54,224

Total assets	$1,271,915	$1,304,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$710	$947
Accounts payable	79,738	116,028
Accrued expenses	106,698	133,937

Total current liabilities	187,146	250,912

Long-term debt	517,037	497,037
Deferred income taxes	52,053	52,168
Other long-term liabilities	4,766	5,717

Shareholders’ equity	510,913	498,409

Total liabilities and shareholders’ equity	$1,271,915	$1,304,243

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	January 28, 2007	January 29, 2006
Net cash (used in) provided by operating activities	(23,102)	19,098

Cash flows from investing activities:
Acquisitions, net of cash acquired	(155)	—
Capital expenditures	(11,016)	(4,097)
Other	614	252

Net cash used in investing activities	(10,557)	(3,845)

Cash flows from financing activities:
Proceeds from stock option exercises	480	1,272
Excess tax benefits from stock-based compensation arrangements	206	769
Net borrowings on revolving line of credit	20,000	—
Payments on long-term debt	(237)	(500)
Purchase of treasury stock	(804)	(645)

Net cash provided by financing activities	19,645	896

Effect of exchange rate changes on cash and cash equivalents	(329)	—

Net (decrease) increase in cash	(14,343)	16,149

Cash at beginning of period	25,038	200,716

Cash at end of period	$10,695	$216,865

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended January 28, 2007		Three Months Ended January 29, 2006		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal components	$157,021	44	$174,819	60	$(17,798)	-10.2%
Engineered building systems	218,043	61	118,825	40	99,218	83.5%
Metal coil coating	59,219	16	63,301	22	(4,082)	-6.4%
Intersegment sales	(74,980)	(21)	(63,693)	(22)	(11,287)	17.7%

Total net sales	$359,303	100	$293,252	100	$66,051	22.5%

		% of Total Sales		% of Total Sales
Operating income:
Metal components	$12,086	8	$21,215	12	$(9,129)	-43.0%
Engineered building systems	20,536	9	9,843	8	10,693	108.6%
Metal coil coating	4,643	8	4,421	7	222	5.0%
Corporate	(13,230)	—	(12,768)	—	(462)	3.6%

Total operating income (% of sales)	$24,035	7	$22,711	8	$1,324	5.8%

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	January 28, 2007	January 29, 2006
Net income	$71,356	$58,122
Add:
Provision for income taxes	43,612	41,179
Interest expense	27,803	15,181
Depreciation and amortization	32,178	24,952
401(k) noncash contributions	—	2,401
Non-cash FAS 123(R)	7,126	4,874

Adjusted EBITDA (1)	$182,075	$146,709

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement at the respective dates presented herein. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	January 28, 2007		January 29, 2006
Earnings per diluted share, GAAP basis	$0.49		$0.62
Effect of convertible notes	$0.03	(1)	$0.02	(1)

“Adjusted” diluted earnings per share (A)	$0.52		$0.64

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.
(1)	Dilutive impact for Q1 2007 and Q1 2006 of 1,194,631 shares and 383,143 shares, respectively, of the Company’s convertible notes as if they were converted during the period.

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NCI Building Systems Reports First-Quarter Results

February 28, 2007

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	1st Qtr 2007		1st Qtr 2006		Inc/(Dec)	% Change
Metal Components
Total Sales	157,021	36%	174,819	49%	(17,798)	-10%
Intersegment	(22,838)		(21,069)		(1,769)	8%

Third Party Sales	134,183	37%	153,750	52%	(19,567)	-13%

Operating Income	12,086	9%	21,215	14%	(9,129)	-43%

Engineered Building Systems
Total	218,043	50%	118,825	33%	99,218	83%
Intersegment	(9,354)		(8,384)		(970)	12%

Third Party Sales	208,689	58%	110,441	38%	98,248	89%

Operating Income	20,536	10%	9,843	9%	10,693	109%

Metal Coil Coating
Total	59,219	14%	63,301	18%	(4,082)	-6%
Intersegment	(42,788)		(34,240)		(8,548)	25%

Third Party Sales	16,431	5%	29,061	10%	(12,630)	-43%

Operating Income	4,643	28%	4,421	15%	222	5%

Consolidated
Total	434,283	100%	356,945	100%	77,338	22%
Intersegment	(74,980)		(63,693)		(11,287)	18%

Third Party Sales	359,303	100%	293,252	100%	66,051	23%

Operating Income	24,035	7%	22,711	8%	1,324	6%

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